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                                                                    EXHIBIT 21.1
                               QLOGIC CORPORATION

                            SUBSIDIARY OF REGISTRANT

                        QLOGIC FOREIGN SALES CORPORATION
                       A U.S. VIRGIN ISLANDS CORPORATION

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